UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 29, 2016
TOR Minerals International, Inc. (Exact Name of Registrant as Specified in Its Charter) Delaware (State or Other Jurisdiction of Incorporation)
0-17321 (Commission File Number) 722 Burleson Street Corpus Christi, Texas (Address of Principal Executive Offices)	74-2081929 (IRS Employer Identification No.) 78402 (Zip Code)
(361) 883-5591 (Registrant’s Telephone Number, Including Area Code) N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02           UNREGISTERED SALES OF EQUITY SECURITIES.

On April 29, 2016, three holders, two of whom are directors of the Company and another of whom is a greater than 5% shareholder, exercised 377,360 warrants which were issued in August 2009.  In addition, several other holders exercised 128,304 warrants on April 27, 2016.  Upon exercise and receipt of the aggregate exercise price of $1,340,010, the Company will issue 505,664 shares of common stock to the investors.  The Company will use the proceeds for working capital purposes.

No underwriters were involved in the foregoing sale of securities.  The common stock to be issued upon exercise of the warrants was issued in reliance upon the exemption from registration provided by Section 4(2) under the Securities Act of 1933, as amended, based on the private sale of securities.  The sale of the common stock issued upon exercise of these warrants was registered with the Securities and Exchange Commission (the “SEC”) on Form S-3 (Registration No. 333-175054), filed with the SEC on June 30, 2011.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS

None

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TOR MINERALS INTERNATIONAL, INC. _____________________ (Registrant)

Date: May 2, 2016	/s/ BARBARA RUSSELL
Barbara Russell Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
None

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